EXHIBIT 5

                           Kirkpatrick & Lockhart LLP
                            201 South Biscayne Blvd.
                                   20th Floor
                              Miami, FL 33131-2399
                                 (305) 539-3300



                                October 22, 1997


PharmaSystems Holdings Corp.
7350 S.W. 7th Street, Suite 104
Miami, Florida 33126

Gentlemen:

            We have acted as counsel to PharmaSystems Holdings Corp., a Colorado corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering a total of 6,000,000 shares (the "Shares") of the Company's no par value Common Stock ("Common Stock") which may be issued pursuant to the PharmaSystems Holdings Corp. 1997 Non-Qualified Stock Option Plan (the "Plan").

            We are familiar with the Registration Statement and the Plan. We have also reviewed a copy of the Company's Articles of Incorporation, the Company's bylaws, corporate proceedings of the Company, certificates of Company officers, the options agreements (the "Option Agreements") pursuant to which the options were issued under the Plan and such other documents as we deem necessary to express the opinions herein contained. On the basis of the foregoing, we are of the opinion that:

            1. The Company is duly incorporated and legally existing under the laws of the State of Colorado and has an authorized capital consisting of 100,000,000 shares of Common Stock, no par value, and 25,000,000 shares of Preferred Stock, par value $0.01 per share; and

            2. The Shares have been duly authorized and reserved for issuance pursuant to the Plan, and when issued against payment therefor in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

            The  opinions   provided   herein  are  subject  to  the   following
qualifications and caveats:

                   In connection with this opinion, we have examined and relied upon (i) a copy of the Articles of Incorporation of the Company certified by an officer of the Company, (ii) a Certificate of the Secretary of State of Colorado

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PharmaSystems Holdings Corp.
October 22, 1997
Page 3



dated October 13, 1997 attesting to the continued corporate existence and good standing of the Company, (iii) a resolution of the Board of Directors of Euro-Tel, Inc. dated June 19, 1997 regarding the reservation of the Shares under the Plan, and a resolution of the Board of Directors of the Company dated October 16, 1997 reaffirming such reservation, (iv) such other reports, directors' resolutions and officers' certificates as we have deemed necessary and relevant to form the basis for our opinions herein, and (v) originals or copies certified or otherwise identified to our satisfaction of such records, agreements, instruments and certificates as we have deemed necessary and relevant to form the basis for our opinions as provided herein.

                   In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all natural persons executing documents. We have also assumed that (a) the Company will maintain an adequate number of shares of authorized but unissued Common Stock or treasury stock for issuance under the Plan, and (b) the Company will receive the consideration provided for in the applicable Option Agreements pursuant to which shares of Common Stock will be issued under the Plan.

                   We are members of the Bar of the State of Florida. We do not purport to be experts or to express any opinion with respect to the laws of any jurisdiction other than the laws of the United States of America or the laws of the State of Florida, but assume without investigation compliance with all such other laws.

                   This opinion is furnished pursuant to the request of the addressee hereof and is rendered by us solely for the benefit of the addressee hereof in connection with the Registration Statement. We are not hereby assuming any professional responsibilities to any other person whatsoever. This opinion may be relied upon only in connection with the Registration Statement. This opinion may not be used, disseminated, circulated, quoted, referred to or relied upon by any other person (including by way of subrogation or assignment) or for any other purpose without our prior written consent. This opinion is rendered as of the date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or reflect any changes in any law that may hereafter occur or become effective.

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PharmaSystems Holdings Corp.
October 22, 1997
Page 3



                   We hereby consent to the filing of this opinion as Exhibit Number 5 to the Registration Statement.

                                       Sincerely,




                                       Kirkpatrick & Lockhart LLP

                                      /s/ Kirkpatrick & Lockhart LLP
                                      ------------------------------